                                                                  EXHIBIT (h)(6)

                      FIRST FINANCIAL CAPITAL ADVISORS LLC
                                 300 High Street
                              Hamilton, Ohio 45012

                                                           As of August 27, 2004

Legacy Funds Group
3435 Stelzer Road
Columbus, Ohio  43219

Re: Letter of Agreement

Ladies and Gentlemen:

First Financial Capital Advisors LLC, intending to be legally bound, hereby confirms its agreement to waive its management fee and assume expenses of The Multi-Cap Core Equity Fund, The Core Bond Fund and The Federal Money Fund (each, a "Fund"), each a separate series of Legacy Funds Group, to the extent necessary, from August 27, 2004 through August 27, 2005, so that "Annual Fund Operating Expenses" (as expressed in "Item 3. Risk/Return Summary: Fee Table" of Form N-1A), excluding distribution (12b-1) fees, do not exceed the following amounts as a percentage of the indicated Fund's average daily net assets:

Name of Fund                                       Annual Fund Operating Expenses
------------                                       ------------------------------
The Multi-Cap Core Equity Fund                                  1.00%

The Core Bond Fund                                              0.78%

The Federal Money Fund                                          0.48%

                                            FIRST FINANCIAL CAPITAL ADVISORS LLC

                                            By:  /s/ MARK W. IMMELT
                                                 Mark W. Immelt
                                                 President

Accepted and Agreed:

LEGACY FUNDS GROUP

By: /s/ WALTER B. GRIMM
    Walter B. Grimm
    President